CONSULTANT AGREEMENT

         Columbia Financial Group is an investor relations, direct marketing, publishing, public relations and advertising firm with expertise in the dissemination of information about publicly traded companies. Also in the business of providing investor relations services, public relations services, publishing, advertising services, fulfillment services, as well as Internet related services.

         Agreement made this 15th day of May, 2000, between WordCruncher Internet Technologies, Inc. (hereinafter referred to as "Corporation"), and Columbia Financial Group, Inc. (hereinafter referred to as "Consultant"), (collectively referred to as the "Parties"):

                                    Recitals:

         The Corporation desires to engage the services of the Consultant to perform for the Corporation consulting services regarding all phases of the Corporation's "Investor Relations" to include direct investor relations and broker/dealer relations as such may pertain to the operations of the Corporation" business.

         The Consultant desires to consult with the Board of Directors, the Officers of the Corporation, and certain administrative staff members of the Corporation, and to undertake for the Corporation consultation as to the company's investor relations activities involving corporate relations and relationships with various broker/dealers involved in the regulated securities industry.

                                    AGREEMENT

          1. The respective duties and obligations of the contracting Parties shall be for a period of eight (8) months commencing on the date first appearing above. This Agreement may be terminated by either parties only in accordance with the terms and conditions set forth in Paragraph 8.

                         Services Provided by Consultant

          2. Consultant will provide consulting services in connection with the Corporation's "investor relations" dealings with NASD broker/dealers and the investing public. (At no time shall the Consultant provide services which would require Consultant to be registered and licensed with any federal or state regulatory body or self-regulating agency.) During the term of this Agreement, Consultant will provide those services customarily provided by an investor relations firm to a Corporation, including but not limited to the following:

                   (a) Aiding the Corporation in developing a marketing plan directed at informing the investing public as to the business of the Corporation; and

                   (b)  Providing   assistance  and  expertise  in  devising  an
                        advertising campaign in conjunction with the marketing campaign as set forth in (1) above; and

                   (c) Advise the Corporation and provide assistance in dealing with institutional investors as it pertains to the Corporation's offerings of its securities; and

                   (d) Aid and assist the Corporation in the Corporation's efforts to secure "market makers" which will trade the Corporation's stock to the public by providing such information as may be required; and

                   (e) Aid and advise the Corporation in establishing a means of securing nationwide interest in the Corporation's securities; and

                   (f)  Aid  and  assist  the   Corporation   in   creating   an
                        "institutional site program" to provide ongoing and continuous information to fund managers; and

                   (g)  Aid and consult with the  Corporation in the preparation
                        and   dissemination   of   press   releases   and   news
                        announcements; and

                   (h) Aid and consult with the Corporation in the preparation and dissemination of all "due diligence" packages requested by and furnished to NASD registered broker/dealers, the investing public, and/or other institutional and/or fund managers requesting such information from the Corporation; and

                   (i)  At  the   Corporation's   direction,   work   with   the
                        Corporation's Public Relations firm to jointly support the Corporation's overall public relations program.

                                  Compensation

          3. In consideration for the services provided by Consultant to the Corporation, the Corporation shall, on behalf of the Consultant cause to be vested at the time of execution of this Agreement 25% of the warrants set forth in A) and B) below and shall cause an additional 25% of such warrants to vest on June 30, 2000. The balance of the warrants, or an additional 50% of the amounts set froth in A) and B) below, shall vest on September 30, 2000 if no termination of this Agreement has taken place prior to that date. If a notice of termination, as described in Section 8 Termination, has been issued by either party than a pro rata number of the warrants to be vested in the final 50% amount shall be vested through the date of termination. All warrants vested shall have a term of five (5) years and shall contain piggyback registration rights. The warrants shall be issued at the following exercise prices:

                                    A)  200,000 warrants at $3.00 per share
                                    B)  200,000  warrants  at  $4.00  per  share
                               (Collectively    hereinafter   referred   to   as
                               "compensation").

                                   Compliance

          4. At the time of Consultants execution of the warrants referred to in #3, Compensation above, common shares underlying the warrants, delivered by Corporation to Consultant will, at that particular time be free trading, or if not, the shares shall be included in the next registration filed by the Corporation. The warrants shall have "piggyback" registration rights and will, at the expense of the Corporation, be included in said registration.

                          Representation of Corporation

          5. (a) The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant, that to the best knowledge of the Officers and Directors of the Corporation, all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. Consultant acknowledges that estimates of performance made by Corporation are based upon the best information available to Corporation officers at the time of said estimates of performance. The Corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Company's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, except those made in a negligent or intentionally misleading manner in connection with all information furnished by Corporation to Consultant.

              (b) Consultant shall agree to release information only with written or verbal approval of the company.

          6.      WordCruncher Internet Technologies, Inc.

                           1.  Authorized: 60 million shares
                           2.  Issued: 13,392,407 shares
                           3.  Outstanding: 13,392,407 shares
                           4.  Free trading (float): 7,115,108 shares (approx.)
                           5. Shares subject to Rule144 restrictions: 4.45 million shares (approx).

                                Limited Liability

          7. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.

                                   Termination

          8. After June 30, 2000 this Agreement may be terminated by either party upon the giving of not less than thirty (30) days written notice, delivered to the parties at such address or addresses as set forth in Paragraph 9, below. In the event of termination final compensation shall be treated as outlined in Section 3, Compensation.

                                     Notices

          9. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

Timothy J. Rieu                         Kenneth W. Bell
Columbia Financial Group, Inc.          WordCruncher Internet Technologies, Inc.
1301 York Road, Ste. 400                405 East 12450 South, Ste. B
Lutherville, Maryland 21093             Draper, UT 84021

                                 Attorney's Fees

         In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the Parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorney's fees expenses and suit costs, including those associated within the appellate or post judgement collections proceedings.

                                   Arbitration

          10. In connection with any controversy or claim arising out of or relating to this Agreement, the Parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et seq), and shall be conducted in accordance with the Rules of the American Arbitration Association. Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators be submitted to a Court of competent jurisdiction with the state of Maryland, if initiated by Consultant, or in the state of Utah if initiated by the Corporation.

                                  Governing Law

          11. This Agreement shall be construed under and in accordance with the laws of the State of Utah, and all parties hereby consent to Utah as the proper jurisdiction for said proceeding provided herein.

                                  Parties Bound

          12. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this Agreement.

                               Legal Construction

          13. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

                           Prior Agreements Superseded

          14. This Agreement constitutes the sole and only Agreement of the contracting parties and supersedes any prior understandings or written or oral agreements between the respective parties. Further, this Agreement may only be modified or changed by written agreement signed by all the parties hereto.

                  Multiple Copies or Counterparts of Agreements

          15. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. Further, this Agreement may be signed by the parties and copies hereof delivered to each party by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

                       Liability of Miscellaneous Expenses

          16. The Corporation shall be responsible to any miscellaneous fees and costs approved in writing by the Corporation or its agents to commitment that are unrelated to the agreement made between the Parties.

                                    Headings

          17. Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.

         IN WITNESS WHEREOF, the Parties have set their hands and seal as of the date written above.

                                 By: /s/
                                   ---------------------
                                 Timothy J. Rieu, President
                                 Columbia Financial Group, Inc.


                                By:  /s/
                                    -------------------------
                                Kenneth W. Bell, Senior VP & CFO
                                WordCruncher Internet Technologies, Inc.